MUNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2014

TRANSOCEAN LTD.
(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Transocean Received Favorable Norwegian District Court Ruling

Zug, Switzerland-JULY 2, 2014-Transocean Ltd. (NYSE: RIG) (SIX: RIGN) (the “Company”) announced that the District Court in Oslo, Norway today ruled in a criminal case relating to criminal charges issued by Norwegian authorities against three of the Company’s subsidiaries for Norwegian tax returns filed for the years 1999 through 2002.

In June 2011, Norwegian authorities issued criminal charges against two of the Company’s subsidiaries alleging misleading or incomplete disclosures in, as well as inaccuracies in, Norwegian statutory financial statements for the years ended December 31, 1996 through 2001.  Another subsidiary was charged at a later stage.  In addition to the criminal charges, the Norwegian authorities asserted financial claims of NOK 1.8 billion, equivalent to approximately $302 million, jointly and severally, against one of the Company’s subsidiaries, two external tax attorneys and an external tax advisor, plus criminal fines and interest.

The District Court today acquitted all defendants of all charges. The Prosecution Authorities have 14 days from receipt of the ruling to appeal the same.

Separately, on June 26, 2014, the District Court in Oslo, Norway issued its ruling in a civil dispute over a related tax assessment of NOK 412 million, equivalent to $68 million U.S. dollars, levied against an affiliate of the Company. While waiving all interest and penalties, the Court concluded that the Transocean affiliate owes the associated tax assessments.

The Company is currently evaluating these decisions and will take action, as necessary, to continue to support its position that its Norwegian tax returns are materially correct as filed.

Forward-Looking Statements

The statements described in this Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which could be made, but are not limited to include future appeals, likelihood of success regarding future litigation, and like actions, including those discussed in the company's most recent Form 10-K and for the year ended December 31, 2013, Form 10-Q for the most recently completed quarter and in the company's other filings with the SEC, which are available, without charge, on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or the other consequences of such a development worsen, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: July 2, 2014	By	/s/ Jill S. Greene
Jill S. Greene
Authorized Person